Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Equity Incentive Plan and the Employee Stock Purchase Plan of Tricida, Inc. of our report dated March 29, 2019, with respect to the financial statements of Tricida, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.
/s/ Ernst &Young LLP
Redwood City, California
August 9, 2019